UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    January 9,  2004

NATIONAL VISION, INC.
(Exact name of registrant as specified in its charter)

Commission File No: 0-20001

Georgia	58-1910859
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

296 Grayson Highway
Lawrenceville, Georgia 30045
(Address of principal executive offices)

(770)-822-3600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.        OTHER EVENTS.

                    The Company today announced that Angus Morrison, its Chief Financial Officer, had resigned to pursue other opportunities and that Paul "Chuck" Criscillis will effective immediately become Chief Financial Officer of the Company.  Mr. Criscillis, a former partner at Deloitte & Touche, has served as Chief Financial Officer of Crown Crafts, Inc., a manufacturer of home furnishing products, Suburban Lodges of America, Inc., a hotel development company, and, most recently, Barry Real Estate Companies, Inc., a real estate development firm.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

Date: January 9, 2004	By: /s/ Mitchell Goodman
Mitchell Goodman Senior Vice President, General Counsel and Secretary